Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of up to 10,925,000 shares of the Class A common stock, $0.01 par value per share (the “Class A common stock”) of the Company (including up to 1,425,000 shares of Class A common stock issued pursuant to the exercise of the underwriter’s option to purchase up to an additional 1,425,000 shares of Class A common stock) pursuant to a Registration Statement on Form S-3 (File No. 333-236771) filed with the Securities and Exchange Commission on February 28, 2020 and the related prospectus supplement dated April 6, 2021 are estimated to be as follows:

SEC registration fee	$64,363.55
NYSE listing fee	40,968.75
Accounting fees and expenses	100,000
Legal fees and expenses	400,000
Printing and engraving fees and expenses	15,000
Transfer agent fees and expenses	5,000
Miscellaneous fees and expenses	74,677.70
Total	700,000